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                                                                    EXHIBIT 99.1

                     [WRIGHT MEDICAL GROUP, INC. LETTERHEAD]

March 15, 2006

The Nasdaq Stock Market
9600 Blackwell Road
Rockville, MD 20850
Attention:  Pamela D. Morris
            Listing Qualifications

        Re: Wright Medical Group, Inc. (WMGI)

Dear Ms. Morris:

Wright Medical Group, Inc. (Nasdaq:WMGI) became non-compliant with Nasdaq Rule 4350(d)(2)(A) on March 9, 2006, due to there being a vacancy on the three-member audit committee of the company's board of directors caused by the resignation of Richard B. Emmitt as a director of the company and a member of the audit committee on such date. In accordance with Nasdaq Rule 4350(d)(4)(B), the company intends to fill this vacancy by electing a third member of the audit committee on March 20, 2006, which is well within the cure period provided for in the Nasdaq rule. If you have any questions about this matter, please give me a call (901) 867-4361.


Sincerely,

/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer


cc:  Jason P. Hood, Esq.